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                                                                    Exhibit 99.9


                  Consent of Person About to Become A Director
       (pursuant to Rule 438 under the Securities Act of 1933, as amended)

            In connection with a Form S-4 filed by WWW Holdings, Inc. with the Securities and Exchange Commission (the "Registration Statement"), I, Linwood A. Lacy, Jr., expect to be elected to the Board of Directors of WWW Holdings, Inc., as described therein. As of the effective time of the Registration Statement, I will not be a member of the Board of Directors of WWW Holdings, Inc., and I am not required to sign the Registration Statement.

            I hereby consent to being named in the Registration Statement as a future member of WWW Holdings, Inc.'s Board of Directors, and to the filing of the Registration Statement as contemplated by WWW Holdings, Inc.


January 6, 2000                        /s/ Linwood A. Lacy, Jr.
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Date                                   Linwood A. Lacy, Jr.